EXHIBIT 5


                        LEGAL OPINION OF WHITE & CASE LLP



January 24, 2002

The First American Corporation
1 First American Way
Santa Ana, CA 92707

         Re:   Registration Statement on Form S-3
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Ladies and Gentlemen:

     We have acted as counsel to The First American Corporation, a California corporation (the "Company"), and are familiar with the proceedings and documents relating to the proposed registration by the Company, through a Registration Statement on Form S-3 (the "Registration Statement"), to be filed by the Company with the Securities and Exchange Commission, of up to 500,000 shares of the Company's Common Shares, $1.00 par value, and an equal number of rights to purchase the Company's $1.00 par value Series A Junior Participating Preferred Shares (collectively, the "Shares").

     For the purposes of rendering this opinion, we have examined originals or certified photo static copies of such corporate records, agreements, instruments and other documents of the Company, as we have deemed relevant and necessary as a basis for the opinion hereinafter set forth. In all such examinations, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of original and certified documents and the conformity to original or certified documents of all copies submitted to us as conformed or reproduction copies. As to various questions of fact relevant to the opinions expressed herein, we have relied upon, and assume the accuracy of, certificates and oral or written statements and other information of or from representatives of the Company and others.

     Based on the foregoing, and subject to applicable state securities laws, we are of the opinion that the Shares have been duly authorized and, when certificates representing the Shares have been duly executed by the Company and delivered to and paid for by the purchasers thereof for any amount in excess of the par value thereof in accordance with the terms of the agreement under which they are sold, the Shares will be validly issued, fully paid and non-assessable.

     We consent to the filing of this legal opinion as an exhibit to the Registration Statement, and we further consent to the use of our name under the headings "Legal Matters" in the prospectus which forms a part of the Registration Statement and "Legal Matters" in any prospectus supplement which will form a part of the Registration Statement.

                                              Very truly yours,



                                              /s/ White & Case LLP

NWR:JD